PARKER SCHWARTZ PLLC
7310 N. 16th Street, Suite 330
Phoenix, Arizona 85020
Edwin P. Lee - AZ Bar No. 004846
email: nlee@psazlaw.com
Jared G. Parker - AZ Bar No. 006428
email: jparker@psazlaw.com
Attorneys for Debtor in Possession

UNITED STATES BANKRUPTCY COURT
IN AND FOR THE DISTRICT OF ARIZONA

In re: **ECOTALITY, INC.** Debtor	In Proceedings Under Chapter 11 Case No. - 2:13-bk-16127-RJH **AMENDMENT TO MONTHLY OPERATING REPORT FOR OCTOBER, 2013**

ECOtality, Inc., Debtor in Possession herein, by and through counsel, hereby amends its Monthly Operating Report for October, 2013 by substituting page 6 attached hereto for the same numbered page in the original report.

Dated: December 19, 2013

PARKER SCHWARTZ PLLC

/s/ EL004846

Edwin Lee
Attorneys for ECOtality, Inc.
Debtor in Possession

Copies mailed/emailed December 19, 2013 to:

United States Trustee
Office of the United States Trustee
230 North First Avenue, Suite 204
Phoenix, Arizona 85003

/s/ EL004846

Case Number: 2:13-BK-16127 (RJH)

STATUS OF LIABILITIES AND SENSITIVE PAYMENTS

*Information provided on this page should reconcile with balance sheet and disbursement detail amounts

POST-PETITION LIABILITIES	TOTAL	0-30 Days	31-60 Days	61-90 Days	91+ Days
Accounts Payable *	102,834.80	69,463.80	33,371.00	-	-
Taxes Payable	-				
Notes Payable	-				
Professional Fees Payable	2,000,271.32	1,406,029.37	594,241.95		
Secured Debt	-				
Other (attach list)	43,240.34	43,240.34			
Total Post-Petition Liabilities	2,146,346.46	1,518,733.51	627,612.95	-	-

*DEBTOR MUST ATTACH AN AGED ACCOUNTS PAYABLE LISTING

PAYMENTS TO INSIDERS AND PROFESSIONALS

Insiders			
Name	Reason for Payment	Amount Paid this Month	Total Paid to Date
Hind Ravi Brar	Payroll	24,450.00	55,997.84
Murray Jones	Payroll	21,944.23	37,843.47
Susie Herrmann	Payroll	13,917.69	24,631.13
Daryl Magana	Board of Director Fees	1,958.33	1,958.33
Kevin Cameron	Board of Director Fees	2,458.33	2,458.33
Edwars S. Mead	Board of Director Fees	1,854.17	1,854.17
Total Payments to Insiders		66,582.75	124,743.27

Professionals				
Name	Date of Court Order Authorizing Payment	Amount Aproved	Amount Paid this Month	Total Paid to Date
Nair & Co	9/30/2013	Up to $20K per month or $120K ttl	2,321.56	7,317.40
Total Payments to Professionals			2,321.56	7,317.40